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EXHIBIT 99.1

Written Statement of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
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The undersigned, the Chief Executive Officer and the Chief Financial Officer of
Precision Auto Care, Inc. (the "Company"), each hereby certifies that, to his knowledge on the date hereof:

     (a) the Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 of the Company for the period ended September 30, 2002 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

       Signature                        Title                             Date
                                ---------------------------------  -----------------
/s/ Louis M. Brown, Jr.         Chief Executive Officer            November 14, 2002
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    Louis M. Brown, Jr.


/s/ Robert R. Falconi            Chief Financial Officer           November 14, 2002
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    Robert R. Falconi
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